UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2021

Griffin Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant's telephone number, including area code)

Griffin Capital Essential Asset REIT, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 30, 2021, Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the “Company”), filed Articles of Amendment to its charter (the “Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland, to change its name to “Griffin Realty Trust, Inc.” The Articles of Amendment became effective as of 12:01 a.m. Eastern Time on July 1, 2021. In addition, the Company amended and restated its bylaws (the “Amended and Restated Bylaws”), effective July 1, 2021, solely to reflect the name change and incorporate the prior amendment to the bylaws.
The foregoing description of the Articles of Amendment and the Amended and Restated Bylaws is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by, the Articles of Amendment and the Amended and Restated Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 8.01.    Other Events
On July 6, 2021, the Company issued a press release regarding its name change. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the First Articles of Amendment and Restatement
3.2	Amended and Restated Bylaws
99.1	Press Release dated July 6, 2021

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Realty Trust, Inc.

Date: July 6, 2021	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer